UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2015

MB Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55341	47-1696350
(State or other jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

1920 Rock Spring Road, Forest Hill, Maryland	21050
(Address of principal executive offices)	(Zip Code)

(410) 420-9600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          Effective December 22, 2015, John Fiorini retired from his position as a director of MB Bancorp, Inc. (the “Company”) and its subsidiary, Maryland Bank of Maryland (the “Bank”).

(d)          On December 22, 2015, the Board of Directors of the Company appointed as directors David Allen Klunk and Randall S. Pace. Mr. Klunk was appointed to the class of directors with terms expiring at the Company’s 2016 annual meeting of stockholders, and Mr. Pace was appointed to the class of directors with terms expiring at the Company’s 2018 annual meeting of stockholders. The Board of Directors of the Bank also appointed Mr. Klunk and Mr. Pace as directors of the Bank. Both appointments are effective December 22, 2015. Mr. Klunk was appointed to the Compensation Committee and Mr. Pace was appointed to the Audit Committee.

Item 8.01	Other Events

On December 22, 2015, the Company issued a press release announcing the retirement of Mr. Fiorini and the appointment of Mr. Klunk and Mr. Pace as directors. A copy of the press release is attached as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

	99.1	Press Release dated December 22, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MB BANCORP, INC.

Date: December 22, 2015	By:	/s/ Julia A. Newton
Julia A. Newton
President and Chief Executive Officer